UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 17, 2019
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET P.O. BOX 770000 SAN FRANCISCO, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant’s telephone number, including area code)	77 BEALE STREET P.O. BOX 770000 SAN FRANCISCO, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	NYSE
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 8.01 Other Events.

Order Instituting Investigation into the 2017 Northern California Wildfires and the 2018 Camp Fire

As previously disclosed, on June 27, 2019, the California Public Utilities Commission (the “CPUC”) issued an order instituting investigation to determine whether Pacific Gas and Electric Company (the “Utility”), a subsidiary of PG&E Corporation, “violated any provision(s) of the California Public Utilities Code, Commission General Orders or decisions, or other applicable rules or requirements pertaining to the maintenance and operation of its electric facilities that were involved in igniting fires in its service territory in 2017.”  On December 5, 2019, the assigned commissioner issued a second amended scoping memo and ruling that amended the scope of issues to be considered in this proceeding to include the 2018 Camp Fire.

On December 17, 2019, the Utility, the Safety and Enforcement Division (“SED”) of the CPUC, the CPUC’s Office of the Safety Advocate, and Coalition of California Utility Employees (“CUE”) jointly submitted to the CPUC a proposed settlement agreement (the “settlement agreement”) in connection with this proceeding and jointly moved for its approval.  The following parties have participated in the settlement negotiations but have not joined the settlement agreement: The Utility Reform Network, The City and County of San Francisco, and certain other parties.  The proposed settlement will be reviewed by the assigned administrative law judge and/or the assigned commissioner overseeing the proceeding, and parties will have an opportunity to provide comments on the proposed settlement agreement before a final CPUC decision is issued.

Pursuant to the settlement agreement, the Utility agrees to (i) not seek rate recovery of wildfire-related expenses and capital expenditures in future applications in the amount of $1.625 billion, as specified below, and (ii) incur costs of $50 million in shareholder-funded system enhancement initiatives as specified below and as described further in the settlement agreement.  The amounts set forth in the table below include actual recorded costs and forecasted cost estimates for expenses and capital expenditures which the Utility has incurred or will incur to comply with its legal obligations to provide safe and reliable service.

Description(1)	Expense (in millions)	Capital (in millions)	Total (in millions)
Distribution Safety Inspections and Repairs Expense(2) (Fire Risk Mitigation Memorandum Account or FRMMA/Wildfire Mitigation Plan Memorandum Account or WMPMA)	$236	-	$236
Transmission Safety Inspections and Repairs Expense(3) (Transmission Owner or TO)	$430	-	$430
Vegetation Management Support Costs (Fire Hazard Prevention Memorandum Account or FHPMA)	$36	-	$36
2017 Northern California Wildfires Catastrophic Event Memorandum Account (CEMA) Expense and Capital (CEMA)	$86	$66	$152
2018 Camp Fire CEMA Expense (CEMA)	$435	-	$435
2018 Camp Fire CEMA Capital for Restoration (CEMA)	-	$253	$253
2018 Camp Fire CEMA Capital for Temporary Facilities (CEMA)(4)	-	$84	$84
Total	$1,222(5)	$403	$1,625(5)

(1) Unless indicated otherwise, all amounts included in the table reflect actual recorded and forecasted costs for 2019.
(2) Includes $26 million forecasted for 2020.
(3) Transmission amounts are under the Federal Energy Regulatory Commission’s regulatory authority.
(4) Includes $66 million forecasted for 2020.
(5) Amounts do not sum due to rounding.

To the extent the recorded costs for each account apart from Transmission Safety Repairs total an amount that is different from $1.420 billion, then the amount for which the Utility shall not seek rate recovery for Transmission Safety Repairs will be adjusted so that the total amount for which the Utility shall not seek rate recovery equals $1.625 billion.

PG&E Corporation and the Utility expect to record charges of approximately $340 million in 2019 and $70 million in 2020 related to capital expenditures listed in the table above.

In accordance with the settlement agreement, shareholder-funded system enhancements include modifications that the Utility has already undertaken in response to the 2017 Northern California wildfires and the 2018 Camp fire.  These enhancements include vegetation management and electric operations-focused initiatives, community engagement-focused initiatives, and transparency and accountability-focused initiatives.

The Utility expects that the system enhancement spending pursuant to the settlement agreement will occur through 2025.

The settlement agreement will become effective upon: (i) approval by the CPUC in a written decision, (ii) following such approval by the CPUC, approval of the United States Bankruptcy Court, Northern District of California, San Francisco Division, and (iii) the effectiveness of a chapter 11 plan of reorganization for the Utility approving the implementation of the settlement agreement.  The CPUC may accept, reject or propose alternative terms to the settlement agreement, including imposing penalties on the Utility.  The Utility has requested that the CPUC approve the settlement on an expedited basis by the end of February 2020.

The Utility is unable to predict the outcome of this proceeding.

For more information about this proceeding, see PG&E Corporation and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2018 and their joint Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, including but not limited to the expected accounting charges for 2019 and 2020.  These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties.  In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2018, their joint Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, and September 30, 2019, and their subsequent reports filed with the Securities and Exchange Commission.  Additional factors include, but are not limited to, those associated with the voluntary cases commenced by each of PG&E Corporation and the Utility under Chapter 11 on January 29, 2019.  PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

	By:	/s/ LINDA Y.H. CHENG
Dated: December 17, 2019		Name:	Linda Y.H. Cheng
		Title:	Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/s/ DAVID S. THOMASON
Dated: December 17, 2019		Name:	David S. Thomason
		Title:	Vice President, Chief Financial Officer and Controller